CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated May 29, 1998 on the financial statements and financial highlights of the Titan Financial Services Fund series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        Tait, Weller & Baker


Philadelphia, PA
June 30, 1998